Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

By signing below, the undersigned officer hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Applied Extrusion Technologies, Inc.

Signed this 14th day of May, 2004

/s/ Brian P. Crescenzo
Brian P. Crescenzo
Vice President Finance, Secretary and Treasurer

A signed original of this written statement required by Section 906 has been provided to Applied Extrusion Technologies, Inc. (“AET”) and will be retained by AET and furnished to the Securities and Exchange Commission or its staff upon request.